Exhibit 99.1

Contact:

Bruce Widener, CEO

502-657-3507

investors@askbeacon.com

Porter, LeVay & Rose, Inc.

Marlon Nurse, V.P. – Investor Relations

212-564-4700

Halliburton Investor Relations

Geralyn DeBusk, President, or Hala
Elsherbini, COO

972-458-8000

Beacon Enterprise Solutions to Release Fiscal Third Quarter Results
on August 14, 2012

LOUISVILLE, KY, August 8, 2012 — Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com) an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, will issue its financial results and Earnings Report for the fiscal third quarter and nine-month periods on Tuesday, August 14, 2012, after market close, and will file its 10-Q with the SEC the same day. Beacon management will not be hosting a conference call in conjunction with this earnings report.

“We believe it will be more beneficial to our shareholders to keep our senior managers on the front lines running the business and furthering our many strategic initiatives. We will continue to update current and potential investors through required SEC filings, Company website communications, and press releases sent to the media from time to time,” stated Bruce Widener, Chairman and CEO of Beacon. “As always, I will continue to be accessible to our investors after the release of the fiscal third quarter results.”

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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